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                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                               (Amendment No.  )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:


[_]Preliminary Proxy Statement            [_]Confidential, for Use of the
                                             Commission Only (as Permitted by
                                             Rule 14a-6(e)(2))
[_]Definitive Proxy Statement

[_]Definitive Additional Materials

[X]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                Pfizer, Inc.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                            Pharmacia Corporation
             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
   Item 22(a)(2) of Schedule 14A.

[_]$500 per each party to the controversy pursuant to Exchange Act Rule 14a-
   6(i)(3).

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
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   previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

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Notes:






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The following is a communication to employees.

        Talking About Our Business - Honoring Monsanto's Achievements
        - 2002 August 12

        To All Pharmacia Corporation People Worldwide

        Dear Colleagues,

        Tomorrow marks a major milestone in the evolution of our organization and in the history of biotechnology.

        Tomorrow, our Monsanto subsidiary becomes a fully independent, stand-alone company. This action is being carried out as a "spin-off" of Pharmacia's Monsanto shares as a dividend to Pharmacia shareholders.

        Past and present people of the new Monsanto and all their predecessors can feel very proud of this milestone. We at Pharmacia can share some of this pride.

        Over the past decade or so, Monsanto's agricultural business has been implementing a bold decision to transform a conventional agricultural chemicals company into the world leader in agricultural biotechnology.

        This transformation, built upon the development of genetically modified seeds, has brought great controversy. Largely because of a lack of understanding of the basic science that Monsanto is applying, many people have been fearful of this new biotechnology. Numerous special interest groups have played on this fear for their own ends.

        Although the controversy has been intense at times, the Monsanto team held true to its vision. That vision has been the responsible use of science to create food and other crops that improve productivity and human health, that are better for the environment, and that make more and better food available to people around the world.

        Thanks to the innovations from Monsanto, crops are now being planted that reduce soil erosion, reduce the need for herbicides and pesticides, and increase yields of food crops, including in some of the poorest regions of our globe. Other important advances are in development, including crops that may improve heart health and which can grow in previously uncultivated dry or salty soil. In the longer run, people from both the developed and developing countries will derive great benefits from Monsanto's industry-leading work.



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        Driving Monsanto's achievements have been the three characteristics that we share and which are behind the success of every great vision:
Passion, courage and tenacity. All of us at Pharmacia can admire and learn from the example our Monsanto colleagues have set.

        As Monsanto begins this important new chapter in its history, please join me in honoring these achievements and in continuing to support the enormously important work that the people of Monsanto will be undertaking in the future. We will watch their progress with pride.

        Soon, Pfizer will be filing a registration statement with the U.S. Securities and Exchange Commission (SEC) that includes a draft joint proxy statement/prospectus that sets out relevant facts about the acquisition, including the business strategy behind the acquisition and the process leading up to Board of Directors approval. The SEC may review the filing and make comments that we would then need to address before the SEC declares the document effective. Once declared effective, we will print the proxy statement and mail it to shareholders prior to a special shareholder meeting to vote on approving the transaction.

        Although many of us would prefer to continue with Pharmacia as we know it today, and do not believe that any compensation or benefits would be a satisfactory substitute, the Pharmacia Board took the appropriate actions to provide customary transition protections and compensation following the acquisition.

        The draft prospectus/proxy statement included in tomorrow's SEC filing contains related information on Pharmacia compensation and benefits. There may be the usual speculation in local media about some of this information, and it is important to put this in context. Our compensation programs were designed to attract and retain top talent. Those programs were very successful. We should be mindful that we go into this transaction as one of the most dynamic, financially sound and best-managed companies in the world.

        We know that for many of our people, now is a time for holidays and vacation with family and friends. For those of you who are taking well-deserved time off now and in the coming weeks, we wish you relaxation and reinvigoration. And once again, thank you for all your great work that is keeping Pharmacia strong.

        Sincerely,

        Fred Hassan
        Chairman and Chief Executive Officer



        Contact Fred Hassan with your comments or questions at:

        mailto:fredhassan.direct@pharmacia.com




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
                         FORWARD-LOOKING INFORMATION

        Certain statements contained in this document are "forward-looking statements" about anticipated financial or operating results, business prospects, future product performance, future research and development results, anticipated regulatory filings and approvals, and other matters that are not historical facts, which are subject to many risks and uncertainties. As a result, actual results may differ materially from those expressed or implied by such forward-looking statements. Examples of forward-looking statements are statements such as: "believes", "expects", "anticipates", "intends", "plans", "estimates", or similar expressions. The Company does not undertake any obligation to update any forward-looking statements in this Report or in any other communications of the Company, whether as a result of new information, future events, changed assumptions or otherwise, and all such forward-looking statements should be read as of the time when the statements were made, and with the recognition that these forward-looking statements may not be complete or accurate at a later date.

        Many factors may cause or contribute to actual results or events being materially different from those expressed or implied by such forward-looking statements. Although it is not possible to predict or identify all such factors, they may include the following: competition for our products; pharmaceutical pricing, price constraints and other restrictions on the marketing of products imposed by governmental agencies or by managed care groups, institutions and other purchasing agencies; product discovery and approval; product recalls or withdrawals; manufacturing quality issues with respect to our products; compliance with Current Good Manufacturing Practices and other applicable regulations and quality assurance guidelines; the company's ability to secure and defend its intellectual property rights; product liability claims, antitrust litigation, environmental concerns, and commercial disputes; social, legal, political and governmental developments; changes in foreign currency exchange rates or in general economic or business conditions including inflation and interest rates; acquisitions, divestitures, mergers, restructurings or strategic initiatives that change the Company's structure; business combinations among the Company's competitors and major customers; changes to accounting standards or GAAP.

        Readers are also urged to carefully review and consider the various disclosures in Pharmacia's various SEC filings, including but not limited to Pharmacia's Annual Report on Form 10-K for the year ended December 31, 2001, and Pharmacia's Quarterly Reports on Form 10-Q.

        This release may be deemed to be solicitation material in respect of Pfizer's proposed merger with Pharmacia. Pfizer will be filing a registration statement on Form S-4, containing a joint proxy statement/prospectus for Pfizer and Pharmacia, and other documents with the Securities and Exchange Commission ("SEC"). INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT CONTAINING THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to receive the registration statement containing the joint proxy statement/prospectus and other documents free of charge at the SEC's web site, www.sec.gov or from Pharmacia Investor Relations at 100 Route 206 North, Peapack, New Jersey 07977. Pharmacia and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of Pharmacia's directors and executive officers in the proposed merger will be included in the final joint proxy statement/prospectus.




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